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                       MORRISON & HECKER L.L.P.
                           ATTORNEYS AT LAW

                           2600 Grand Avenue
                   Kansas City, Missouri 64108-4606
                        Telephone 816-691-2600
                         Telefax 816-474-4208

                          January 21, 1997

Block Mortgage Finance, Inc.
One Main Street Plaza
4435 Main Street, Suite 500
Kansas City, Missouri 64111

    Re: Block Mortgage Finance, Inc.
        Registration Statement on Form S-3 (No. 333-14041)

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-14041) (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers asset backed certificates ("Certificates") to be sold by Block Mortgage Finance, Inc. (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued by a trust (each, a "Trust") formed by the Company pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company and a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee") to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Each Series of Certificates issued by a Trust may include one or more classes of Certificates. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement or the Accord identified in the following paragraph.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of Missouri

    Washington, D.C./Phoenix, Arizona/Overland Park, Kansas/Wichita, Kansas

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Block Mortgage Finance, Inc.
January 21, 1997
Page 2

(not including the choice-of-law rules under Missouri law). We express no opinion as to any matter arising under the laws of any other jurisdiction.

     In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and the form of Prospectus Supplement included therein; (2) the form of the Pooling and Servicing Agreement included as an exhibit to the Registration Statement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

     Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on behalf of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Seller, the Trustee and, if applicable, and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

     2. When (a) a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on behalf of the Company (subject to the terms of such Pooling and Servicing Agreement being otherwise in compliance with applicable law at such time) and has been duly executed and delivered by the Company, the Master Servicer, the Seller, the Trustee and, if applicable, and any other party thereto, (b) the Mortgage Loans and other consideration constituting the Trust Fund for the Series have been deposited with the Trustee, (c) the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement and (d) the consideration for the sale of such Certificates has been fully paid to the Company, such Certificates will be legally and validly issued, fully paid and nonassessable, and the duly registered holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

     The General Qualifications apply to the opinions set forth in paragraphs 1 and 2 above, and in addition, such opinions are subject to the qualification that certain remedial, waiver and other similar provisions of a Pooling and Servicing Agreement for a Series of Certificates or of the Certificates of such Series may be rendered unenforceable or limited by applicable laws, regulations or judicial decisions, but such laws, regulations and judicial decisions will not render such Pooling and Servicing Agreement or such Certificates invalid as a whole and will not make the remedies available thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby, except for the

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Block Mortgage Finance, Inc.
January 21, 1997
Page 3

economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                       Very truly yours,

                                       MORRISON & HECKER L.L.P.


                                       /s/ Morrison & Hecker L.L.P.